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                             SUBORDINATION AGREEMENT

      This Subordination Agreement is made as of the 30th day of April, 1997 by and between the Connecticut Development Authority (the "Subordinated Creditor") and Fleet National Bank (the Bank").

      WHEREAS, the Bank wishes to enter into certain financing arrangements with FlexiInternational Software, Inc., a Delaware corporation (the "Borrower"), pursuant to which the Bank may make loans to the Borrower and may make other extensions of credit to the Borrower as described in that certain letter agreement dated April 30, 1997 (as same may be from time to time amended, the "Loan Agreement") between the Bank and the Borrower; and

      WHEREAS, the Subordinated Creditor is the holder of a $750,000 original principal amount Convertible Promissory Note dated August 1, 1995 (the "Subordinated Note") issued by the Borrower and payable to the Subordinated Creditor as provided in that certain Loan Agreement (the "Subordinated Loan Agreement") dated as of August 1, 1995 between the Borrower and the Subordinated Creditor and secured by that certain Security Agreement dated of August 1, 1995 (the "Subordinated Security Agreement") from the Borrower to the Subordinated Creditor (all of the obligations and indebtedness represented and/or secured by said Subordinated Note, said Subordinated Loan Agreement and/or said Subordinated Security Agreement, as same may be from time to time amended, supplemented or extended, including, without limitation, all principal, interest, fees and charges, being hereinafter referred to as the "Subordinated Debt"); and

      WHEREAS, the Bank requires that the Subordinated Creditor enter into this Subordination Agreement as a condition precedent to the Bank's loans to the Borrower;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby act and agree as follows:

      1. The Subordinated Creditor agrees that the payment of all of the Subordinated Debt is expressly subordinated, in the manner hereinafter set forth, in right of payment to. the prior payment and satisfaction in full of the Senior Debt. As used herein, "Senior Debt" means (i) the principal, interest, fees and other sums payable from time to time to the Bank under the Loan Agreement and/or under the Revolving Note (as defined in the Loan Agreement), each as same may be from time to time amended, including, without limitation, obligations of the Borrower to the Bank in respect of letters of credit which may be issued by the Bank for the account of the Borrower, and (ii) any and all other indebtedness or liabilities of the Borrower to the Bank resulting from any other or additional credit hereafter extended by the Bank to or for the benefit of the Borrower. Interest, fees and charges constituting Senior Debt will be calculated as provided for in the notes and other instruments governing same and without regard to
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whether or not same are allowable in any bankruptcy or insolvency proceeding involving the Borrower.

      2. (a) So long as all or any part of the Senior Debt shall be unpaid or any facility for loans or other extensions of credit by the Bank to or for the benefit of the Borrower shall remain in effect, no payment of or with respect to any Subordinated Debt shall be made at any time by the Borrower or received by the Subordinated Creditor without the prior written consent of the Bank, except as expressly provided below in this Section 2. If the Subordinated Creditor receives any payment to which the Subordinated Creditor shall not be entitled under this Section 2, the Subordinated Creditor will hold any such payment in trust for the benefit of the Bank and, upon demand, will forthwith remit same to the Bank.

      (b) Notwithstanding the provisions of Subsection 2(a) of this Subordination Agreement, at any time when neither a Payment Default Standstill Period nor a Financial Covenant Default Standstill Period is in effect, the Borrower may pay, and the Subordinated Creditor may receive and retain for its own account, (i) current payments of interest on the Subordinated Note at the non-default rate provided for therein, and (ii) regular monthly principal amortization installment payments as provided in the Subordinated Note, but not any prepayment thereof nor any payment upon acceleration without prior written consent of the Bank to each such prepayment or payment.

      (c) As used in this Section 2, a "Payment Default Standstill Period" will be deemed to be in effect during any period commencing with the date on which the Borrower fails to pay any principal of and/or interest then due on any Revolving Loan (as defined in the Loan Agreement) (such failure to pay being hereinafter referred to as a "Payment Default") and ending only upon payment in full of the Senior Debt in cash.

      (d) As used in this Section 2, a "Financial Covenant Default Standstill Period" will be deemed to be in effect:

            (i) during any period commencing with the giving of any Financial Covenant Default Notice by the Bank to the Subordinated Creditor and ending on the 180th day thereafter (subject to extension as hereinafter provided), unless (A) the Bank shall have accelerated any of the Senior Debt prior to such 180th day (in which case a Payment Default will be deemed to have resulted from such acceleration and a Payment Default Standstill Period will be deemed to have occurred, commencing on the date of such Payment Default) or (B) judicial proceedings regarding enforcement of rights of the Bank shall have been commenced prior to such 180th day and/or other proceedings (judicial or non-judicial) relating to realization on collateral shall have been commenced prior to such 180th day; or


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            (ii) during any period commencing with the commencement of any judicial proceeding and/or other proceedings (judicial or non-judicial) as described in clause (i) above and ending only upon payment in full of the Senior Debt in cash.

If at any time during a Financial Covenant Default Standstill Period existing pursuant to clause (i) above, the Bank shall be restrained, prohibited or ordered by a court of competent jurisdiction or governmental agency asserting jurisdiction (or prohibited or prevented by any relevant law, rule or statute) from accelerating the Senior Debt or any of same or from commencing the judicial or non-judicial proceedings described in clause (i) above, the Financial Covenant Default Standstill Period shall be extended until the later of: (A) the date upon which it would have otherwise expired pursuant to the terms of clauses
(i) and (ii) above, or (B) the 30th day following the last day on which the Bank is so restrained, prohibited, ordered or prevented. As used herein, a "Financial Covenant Default Notice" is a written notice given by the Bank to the Subordinated Creditor, at its address set forth below, stating that an Event of Default (as defined in the Loan Agreement) has occurred under any of Sections 3.7, 3.8 and/or 3.9 of the Loan Agreement and is then continuing or would result from any proposed payment in respect of Subordinated Debt, with compliance with each of Sections 3.7 and 3.9 of the Loan Agreement being determined for this purpose both as at the Borrower's most recent fiscal quarter-end and on a pro forma basis at the date of each such proposed payment, even if not a fiscal quarter-end.

      (e) Nothing contained herein will be deemed to prevent the Subordinated Creditor from converting the Subordinated Note into Common Stock of the Borrower in accordance with the terms of the Subordinated Note.

      3. The Subordinated Creditor agrees to execute and deliver all such Uniform Commercial Code subordination statements as the Bank may reasonably request in order to evidence the subordination contained herein. The Subordinated Creditor agrees not to commence foreclosure proceedings against any collateral for the Subordinated Debt unless the Bank has already commenced foreclosure proceedings against the same collateral or (if earlier) that date on which no Payment Default Standstill Period nor any Financial Covenant Default Standstill Period then remains in effect and in any event after the Subordinated Creditor has given the Bank not less than 60 days' prior written notice of its intent so to proceed in any event, the Subordinated Creditor will turn over to the Bank all proceeds of any foreclosure against collateral for the Subordinated Debt, such proceeds to be applied against the Senior Debt until same shall have been paid in full.

      4. In the event of an acceleration of any Senior Debt or the failure to pay any Senior Debt at maturity, or in the event of any foreclosure by the Bank with respect to any Collateral (as defined in the Loan Agreement), or in the event of a distribution of the assets, dissolution, winding-up, liquidation or reorganization of the Borrower


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(whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

            (a) The Senior Debt shall be paid and satisfied in full in cash before the Subordinated Creditor is entitled to receive any payment on account of Subordinated Debt, and any payment or distribution to which any holder of Subordinated Debt would otherwise be entitled on account of its Subordinated Debt, but for the subordination provisions of this Agreement, shall be paid directly to the Bank.

            (b) In the event that any such payment on account of Subordinated Debt or distribution of assets of the Borrower shall be received by the Subordinated Creditor in violation of the subordination provisions of this Agreement, such payment or distribution shall be held by the Subordinated Creditor in trust for the benefit of the Bank and, upon demand, shall be paid over forthwith to the Bank.

      5. The Subordinated Creditor irrevocably authorizes and directs the Bank and its successors and assigns and any trustee in bankruptcy, receiver or assignee for the benefit of creditors of the Borrower, whether in voluntary or involuntary liquidation, dissolution or reorganization, to take such action in the name of the Subordinated Creditor as the Bank may deem to be necessary or appropriate to effectuate the subordination provided for in this Agreement and to file all such claims and proofs of claim as the Bank may deem necessary or appropriate to collect on the Subordinated Debt or any of same; and the Subordinated Creditor hereby irrevocably appoints the Bank and its successors and assigns, acting severally, or any such trustee, receiver or assignee, as the attorney- or attorneys-in-fact of the Subordinated Creditor for such purpose, with full powers of substitution and resubstitution. The Subordinated Creditor further appoints the Bank as its attorney-in-fact for the purpose of voting with respect to any plan proposed in any reorganization, arrangement or composition proceedings for the Borrower or any Guarantor. The powers of attorney granted herein are powers coupled with an interest and are, therefore, irrevocable.

      6. The terms of this Agreement, the subordination effected hereby and the rights of the holder or holders of Senior Debt shall not be affected by: (i) any amendment of or addition or supplement to the Loan Agreement, the Revolving Note or any other instrument or agreement relating to the Senior Debt or securing or guaranteeing any of the Senior Debt, (ii) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or any instrument or agreement relating thereto, or securing or guaranteeing any of same, or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of any Senior Debt or any instrument or agreement relating thereto, or securing or guaranteeing any of same, all whether or not the holders of the Subordinated Debt shall have had notice or knowledge of any of the foregoing.


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      7. As long as any of the Senior Debt shall be outstanding or any agreement by the Bank as to the advance of funds or other extension of credit to the Borrower shall be in effect:

            (a) No note or instrument evidencing any Subordinated Debt shall be amended, terminated or otherwise affected without the prior written consent of the Bank.

            (b) The Subordinated Creditor will neither demand nor receive any payment of any of the Subordinated Debt, under the Subordinated Note or otherwise, except payments expressly permitted under Section 2 above.

            (c) The Subordinated Creditor will neither demand nor accept any collateral for any of the Subordinated Debt unless the Bank has and maintains a fully perfected first priority security interest in all such collateral. The Bank consents to the grant of collateral contained in the Subordinated Security Agreement provided that the Bank has a fully perfected security interest in all such collateral prior in right to the interest of the Subordinated Creditor.

      8. Unless and until the Senior Debt has been indefeasibly paid in full in cash and no commitment exists on the part of the Bank to make any loan or provide any extension of credit to or for the benefit of the Borrower, the Subordinated Creditor shall not be entitled to any right of subrogation, contribution or similar right, regardless of any payment made hereunder.

      9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      10. The Subordinated Note and each other promissory note now or hereafter evidencing any of the Subordinated Debt shall be marked with the following legend:

      "Payment of this note is subject to the terms and conditions of a Subordination Agreement dated April 30, 1997 between the payee and Fleet National Bank. A copy of said Subordination Agreement may be obtained, upon written request of any holder of this note, from Fleet National Bank, 75 State Street, Boston, MA 02109."

      11. Nothing contained in this Agreement or otherwise (including, without limitation, any right of subrogation, contribution or similar rights now or hereafter held by the Subordinated Creditor) will in any event be deemed to constitute any holder of Senior Debt the agent of the Subordinated Creditor for any purpose nor to create any fiduciary relationship between any such holder of Senior Debt and the Subordinated Creditor. The Subordinated Creditor acknowledges and agrees that, notwithstanding any subrogation, contribution or similar rights or any other right which the Subordinated


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Creditor may now or hereafter have, due to payment of the Senior Debt or otherwise, no release, action or inaction with respect to any collateral for Senior Debt; nor any amendment to the Loan Agreement, the Revolving Note or any instrument or agreement relating to, securing or guaranteeing any of the Senior Debt; nor any exercise or non-exercise of any right, power or remedy under or in respect of any of the Senior Debt or any instrument or agreement relating to, securing or guaranteeing any of the Senior Debt; nor any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission (intentional or unintentional) in respect of any of the Senior Debt or any collateral therefor or any instrument or agreement relating to, securing or guaranteeing any of the Senior Debt will in any event give rise to any claim against any holder of Senior Debt or any officer, director, employee or agent of such holder, and the Bank shall be free, in its sole discretion, to do or refrain from doing any of the foregoing, even if the result would be to reduce or eliminate the value of any subrogation, contribution or similar rights.

      12. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.


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      Executed, as an instrument under seal, as of the day and year first above written.

                                    SUBORDINATED CREDITOR;

                                    CONNECTICUT DEVELOPMENT
                                    AUTHORITY



                                    By:   /s/ Karin Lawrence
                                       ----------------------------
                                    Name: Karin Lawrence
                                    Title:      Vice President - Investment
                                                Finance
                                    Address:    845 Brook Street
                                                Rock Hill, CT 06067

Accepted:

FLEET NATIONAL BANK

By:    /s/ Thomas W. Davies
      ---------------------
      Name: Thomas W. Davies
      Title:   Senior Vice President



Acknowledged and agreed to:

FlexiInternational Software, Inc.



By:      /s/ Jennifer V. Cheng
      ------------------------
      Name:  Jennifer V. Cheng
      Title:   President


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